SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                             Denbury Resources Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
     3)   Filing Party:
________________________________________________________________________________
     4)   Date Filed:
________________________________________________________________________________

[GRAPHIC OMITTED]





                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS


                                 April 11, 2003


To the Shareholders:

     You are hereby notified that the 2003 Annual Meeting of Shareholders of Denbury Resources Inc., a Delaware corporation ("Denbury" or the "Company"), will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, at 3:00 P.M., CDT, on Tuesday, May 20, 2003, for the following purpose:

     (1) to elect nine directors, each to serve until their successor is elected and qualified;

     (2) to increase the number of shares that may be issued under our stock option plan;

and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 4, 2003, are entitled to notice of and to vote at the annual meeting.

     Shareholders are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the annual meeting in person.


                              /s/ Phil Rykhoek

                              Phil Rykhoek
                              Senior Vice President, Chief Financial Officer and Secretary

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO VOTE AND RETURN THEIR PROXY WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                             DENBURY RESOURCES INC.

                                 Proxy Statement

                         Annual Meeting of Shareholders
                       to be held on Tuesday, May 20, 2003


     THE ENCLOSED PROXY IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF VOTES BY THE MANAGEMENT OF DENBURY RESOURCES INC., a Delaware corporation ("Denbury" or the "Company") for use at the annual meeting of the shareholders of Denbury to be held on the 20th day of May, 2003 at the our offices at 5100 Tennyson Parkway, Suite 3000, Plano, Texas at 3:00 P.M. CDT, or at any adjournment thereof.

     We anticipate that this proxy statement, proxy card and our 2002 annual report to shareholders will be mailed around April 15, 2003.

                    RECORD DATE AND COMMON STOCK OUTSTANDING

     Our board of directors has fixed the record date for the annual meeting as of the close of business on Friday, April 4, 2003. Only shareholders of Denbury of record as of the record date are entitled to receive notice of and to vote at the meeting. As of the record date, there were 53,741,052 shares of common stock of Denbury outstanding.

                             VOTING OF COMMON STOCK

     A proxy card accompanies the Notice of Annual Meeting and this proxy statement. In order to be valid and acted upon at the annual meeting, your proxy card must be received by the Secretary of Denbury or by the transfer agent, American Stock Transfer and Trust, 40 Wall Street, New York, NY 10005, before the time set for the holding of the meeting or any adjournment thereof. You may also vote your shares by phone, (800)-PROXIES, or may vote via the internet at www.voteproxy.com.

     If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, regardless of which method you used to submit your proxy, you may revoke it by any later-dated vote via the telephone, the internet or in writing and deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. You should note that your mere presence at the meeting, however, will not constitute a revocation of a previously submitted proxy.

     In order for us to have a quorum at our annual meeting, we must have at least one-third of our issued and outstanding shares of common stock represented in person or by proxy at the meeting. If you are a holder of our common stock, you are entitled to one vote at the meeting for each share of common stock that you held as of the record date. You will not be allowed to cumulate your votes for the election of directors. If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card. A majority of the votes cast in person or by proxy is required to elect each nominee for director and to approve each item at the meeting. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, will not be included in the vote totals and therefore will not have any effect.

     We will vote all properly executed proxies at the meeting in accordance with the direction on the proxy. YOU SHOULD NOTE THAT IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES AND FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE STOCK OPTION PLAN. Our board has designated Ron Greene and Gareth Roberts to serve as proxies. We do not know of any matters, other than those matters listed on the Notice of Annual Meeting of Shareholders, that will be brought before the meeting. However, if any other matters are properly presented for action at the meeting, we intend for Ron Greene and/or Gareth Roberts, as proxies named in the enclosed proxy card, to vote at their discretion on such matters.

                         PERSONS MAKING THE SOLICITATION

     We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement and Notice of Annual Meeting. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. Even though we have not made any provision to do so, we may also contract for the distribution and solicitation of proxies for the meeting at our expense.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

Proposal One:
-------------

ELECTION OF DIRECTORS

     Our Bylaws provide that our board of directors shall consist of a minimum of three and a maximum of fifteen directors. Each of the directors is elected annually and holds office until the close of the next annual meeting of shareholders unless he resigns from that position or ceases to be a director by operation of law. We presently have nine directors, all of whom are serving terms that expire at the meeting.

     Unless you mark a proxy to the contrary, we plan to vote the proxies for the election of the nine nominees as directors as listed herein. All nine of these individuals are current members of the board. We do not foresee any reason why any of these nominees would become unavailable, but if they should, we may either vote your proxy for a substitute that is nominated by the board or reduce the size of our board accordingly.

                                 David Bonderman
                                Ronald G. Greene
                                David I. Heather
                                 David B. Miller
                              William S. Price, III
                                 Gareth Roberts
                                  Jeffrey Smith
                              Wieland F. Wettstein
                                Carrie A. Wheeler

     The names, ages, offices held, period of time served as a director and the principal occupation of each person nominated for election as a director are as follows:

                                                                Officer or
   Name and Municipality of                      Offices         Director
           Residence               Age            Held             Since               Principal Occupation
-------------------------------  --------  ------------------- -------------  ---------------------------------------
Ronald Greene(1)                    54        Chairman and         1995       Principal Shareholder, Officer and
                                                Director                          Director of Tortuga Investment Corp.

David Bonderman                     60          Director           1996       Principal of the Texas Pacific Group

David I. Heather (2)                61          Director           2000       President of The Scotia Group

David B. Miller (2)                 53          Director           2001       Senior Managing Director of EnCap
                                                                                  Investments L.L.C.

William S. Price, III(1)            46          Director           1995       Principal of the Texas Pacific Group

Gareth Roberts                      50      President, Chief       1992       President and Chief Executive Officer,
                                            Executive Officer                     Denbury Resources Inc.
                                              and Director

Jeffrey Smith                       41          Director           2001       Principal of the Texas Pacific Group

Wieland F. Wettstein(2)             53          Director           1990       Executive Vice-President, Finex
                                                                                  Financial Corporation Ltd.

Carrie A. Wheeler                   31          Director           2000       Principal of the Texas Pacific Group

(1) Member of the Compensation, Stock Option Plan and Stock Purchase Plan Committees.
(2)  Member of the Audit Committee.


DIRECTORS

     Ronald G. Greene has been Chairman of the Board and a director of Denbury since 1995. Mr. Greene was the founder and Chairman of the board of directors of Renaissance Energy Ltd. and was Chief Executive Officer of Renaissance from its inception in 1974 until May 1990. He is also the principal shareholder, officer and director of Tortuga Investment Corp., a private investment company. Mr. Greene also serves on the board of directors of WestJet Airlines Ltd., a public Canadian scheduled airline and Husky Energy Inc., a Canadian public oil and gas company.

     David Bonderman has been a director of Denbury since 1996. Mr. Bonderman is a founding partner of the Texas Pacific Group ("TPG"), which was formed in 1992. Mr. Bonderman also serves on the board of directors of Continental Airlines, Inc.; Co-Star Group, Inc.; Ducati Motor Holdings, S.p.A.; Magellan Health Services, Inc.; Paradyne Networks, Inc.; ProQuest Company; Ryanair Holdings, plc; and ON Semiconductor Corporation.

     David I. Heather has been a director of Denbury since 2000. Mr. Heather is a founding partner and director of The Scotia Group, an independent geoscience and reservoir-engineering group in Dallas and Houston, Texas, formed in 1981. Mr. Heather is a Chartered Engineer of Great Britain and received his Bachelor of Science degree in Chemical Engineering from the University of London in 1963.

     David B. Miller has been a director of Denbury since 2001. Mr. Miller is a co-founder and Senior Managing Director of EnCap Investments L.L.C., an investment manager and provider of private equity capital to the independent sector of the oil and gas industry. Prior to forming EnCap in 1988, Mr. Miller was Co-Chief Executive Officer of MAZE Exploration Inc., an oil and natural gas company he co-founded in 1981. Mr. Miller also serves on the board of directors of 3TEC Energy Corporation, Cordillera Energy Partners, LLC., Sawtooth Energy Partners, LLC and Ovation Energy Partners, LLC.

     William S. Price, III has been a director of Denbury since 1995. Mr. Price is a founding partner of TPG. Before forming TPG in 1992, Mr. Price was Vice-President of Strategic Planning and Business Development for G.E. Capital, and from 1985 to 1991 was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial
Services Practice. Mr. Price serves on the board of directors of Continental Airlines, Inc.; Del Monte Foods Company; Gemplus International, S.A. and Petco Animal Supplies, Inc. Mr. Price also serves on the boards of several private companies.

     Gareth Roberts has been President, Chief Executive Officer and a director since 1992. Mr. Roberts founded Denbury Management, Inc., the former operating subsidiary of the Company in April 1990. Mr. Roberts has more than 28 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees from St. Edmund Hall, Oxford University, where he has been elected to an Honorary Fellowship. Mr. Roberts also serves as Chairman of the Board of Directors of Genesis Energy, L.P. and as a director for Belden & Blake Corporation.

     Jeffrey Smith, a director since 2001, joined the Texas Pacific Group in 2000 in the capacity of Portfolio Company Operations. Mr. Smith has 10 years of experience in management consulting, serving most recently as a Strategy Consultant with Bain & Company, a consulting firm, from 1993 to 1999. He was also previously employed by the consulting firms of The L|E|K Partnership and McKinsey & Co., by Exxon USA as a Senior Engineer, and conducted research at the R&D Division of Conoco, Inc. Mr. Smith received his Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas. He received his Master of Business Administration from the Wharton School of Business.

     Wieland F. Wettstein has been a director of Denbury since 1990. Mr. Wettstein is the Executive Vice President, and indirectly controls 50%, of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held since 1987. Mr. Wettstein has been a director of a number of Canadian public companies during the past 15 years, including several junior oil and gas companies. Currently he is a Director and Chairman of the Audit Committee of Triquest Energy Ltd., a junior Canadian public oil and gas exploration company. Mr. Wettstein is a Chartered Accountant.

     Carrie A. Wheeler has been a director of Denbury since 2000. Ms. Wheeler has been a principal with the Texas Pacific Group since 1996 and prior to joining the Texas Pacific Group was with Goldman, Sachs & Co. for three years.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE FOREGOING DIRECTORS.

Proposal Two:
------------

INCREASE IN NUMBER OF SHARES THAT MAY BE ISSUED UNDER OUR STOCK OPTION PLAN

     The second proposal before the shareholders is the approval of an amendment to our stock option plan previously approved by our board, which increases the number of shares that may be issued under the plan by 850,000 shares.

     When we first adopted the plan in August of 1995, a maximum of 1,050,000 shares of common stock were reserved for the plan. Subsequent amendments to date by the board and shareholders have increased the maximum shares authorized to 7,345,587. If you approve the second proposal, the maximum shares authorized for the plan will further increase to 8,195,587, of which 1,377,902 shares have been issued upon exercise of previously granted options. As of March 31, 2003, there were 5,703,949 stock options outstanding under the plan, of which 2,474,454 stock options were exercisable. Also on that same date, assuming approval of the above proposal, 1,113,736 stock options would have been available for future grants. At December 31, 2002, 4,997,475 stock options were outstanding with exercise prices ranging from $3.77 to $22.25 per share, with a weighted average exercise price of $8.46. At that same date, the closing price of our common stock on the NYSE was $11.30 per share. Of the total outstanding stock options as of year-end 2002, 2,267,497 options were exercisable.

     Since August 9, 1995, the effective date of the plan, the following activity has taken place, assuming the second proposal to increase the total number of shares available under the plan is approved:

                                           Actual Stock           Stock Options           Total Shares
                                              Options             Available for           Reserved For
                                            Outstanding           Future Grants         Future Issuance
                                       ---------------------   -------------------   --------------------

Balance - August 9, 1995                             614,425               435,575              1,050,000
       Granted                                     7,356,520            (7,356,520)                     -
       Exercised                                  (1,377,902)                    -             (1,377,902)
       Canceled                                     (889,094)              889,094                      -
       Authorized increases (1)                            -             7,145,587              7,145,587
                                       ---------------------   -------------------   --------------------

Balance - March 31, 2003                           5,703,949             1,113,736              6,817,685
                                       =====================   ===================   ====================


Percent of common shares
       outstanding - March 31, 2003                    10.6%                  2.1%                  12.7%
                                       =====================   ===================   ====================

(1) Includes 850,000 shares authorized by the board that are subject to shareholder approval.

     Our board is proposing to increase the number of shares available under the plan in order to ensure that there will be sufficient shares available under the plan for option grants to employees during the next twelve months. Stock options are a vital element of our employees' compensation and we believe they are necessary to recruit and maintain our employees, our most valuable asset. See also "Executive Compensation - Board Compensation Committee Report on Executive Compensation." We generally issue stock options to all new employees when they begin their employment with us, and thereafter stock options are generally issued on an annual basis during the month of January. However, as future option grant recipients and future option grant levels have not yet been determined, the number and value of awards to be received by or allocated to employees in the future under the stock option plan cannot be determined at this time.

     SUMMARY OF THE KEY TERMS OF THE PLAN. Our stock option plan is designed to provide employees and officers with an added incentive; to help us attract and retain personnel of outstanding competence; and to align the interests of employees with those of the shareholders by providing them with the opportunity to acquire an increased proprietary interest in Denbury. Our plan is administered by the Stock Option Plan Committee of the board, which is comprised of Messrs. Price and Greene. Our plan terminates on August 9, 2005 (unless sooner terminated by the board), except with respect to stock options then outstanding. Our board may amend the plan, except that shareholders must approve
(i) an increase in the number of shares reserved under the plan, (ii) any amendment of the maximum period during which options may be exercised, (iii) any amendment of the plan more frequently than every six months, (iv) material modifications in the requirements for eligibility to participate in the plan, or
(v) material increases in the benefits accruing to participants in the plan. Pursuant to the plan, we may grant either non-qualified or incentive stock options to directors, officers and full-time employees of Denbury. Although the plan allows us to issue options to directors, none of our non-employee directors have options, nor are there any current plans to issue any to such directors. All of our employees, who numbered 356 at year end 2002, are participants in the stock option plan. For the most recent year, the options were allocated among the employees in approximately the same ratio as their bonuses. See also "Executive Compensation - Board Compensation Committee Report on Executive Compensation - Stock Options." The top five most highly compensated officers received approximately 8.6% of the total option grants during 2002. See also "Executive Compensation - Option Grants in 2002."

     Our board sets the term, vesting and exercisability of options granted under the plan, provided that if it fails to specify a vesting schedule to the contrary, the options vest over a four year period at the rate of 25% per year. Generally, options that have been granted to new employees at their time of employment have vested 25% per year, but the options that have been granted to existing employees on an annual basis vest 100% four years from the date of grant. The exercise price of the options is based on market price at the time of the grant, which is defined as the average closing price on the New York Stock Exchange ("NYSE") for the ten trading days prior to the grant date. If stock dividends, combinations or other recapitalizations, mergers or spin-offs occur as part of our business, we will make adjustments to the option exercise price and number of shares for any existing stock options. We cannot grant an option with a term longer than 10 years from the date of the grant and the stock options are not transferable.

     If there is a change of control of Denbury, all outstanding options will immediately vest. A change of control includes a tender offer, a change in a majority of the incumbent directors or majority of our common stock, certain mergers and a sale of substantially all our assets. If a plan participant becomes disabled or retires, all outstanding stock options vest immediately and are exercisable for a 90 day period. If a participant dies, the options also vest immediately and are exercisable for a 365 day period.

     KEY TAX ASPECTS OF THE PLAN. A participant will not recognize any taxable income at the time an incentive stock option, or "ISO," is granted and Denbury will not be entitled to a federal income tax deduction at that time. No taxable income will be recognized by a participant exercising an ISO at the time of exercise. If an ISO participant sells shares acquired pursuant to the exercise of an ISO, then participant will recognize a long-term capital gain or loss in an amount equal to the difference between the exercise price and the amount realized upon disposition of the shares pursuant to such option provided that the participant holds the shares received from the exercise of an ISO for the longer of more than two years after the date such option was granted or more than one year after the acquisition of the shares pursuant to such option. Denbury will not be allowed a federal income tax deduction with respect to that amount. If the shares acquired pursuant to the exercise of an ISO are disposed of by a participant prior to either of these dates, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the exercise price. Correspondingly, Denbury will usually be allowed a federal income tax deduction equal to that amount, predicated upon satisfaction of certain reporting obligations.

     The difference between the exercise price and fair market value of shares received from the exercise of an ISO is generally an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT, imposed to the extent it exceeds the taxpayer's regular tax, is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income. If a participant incurs AMT as a result of the exercise of an ISO, the participant will generally be allowed an AMT credit carryover for use in future years.

     A participant will generally not recognize any taxable income at the time a non-qualified, or "NQO," is granted, and Denbury will not be entitled to a federal income tax deduction at that time. For NQOs granted at an exercise price equal to the fair market value of the common stock at the date granted, taxable ordinary income will be recognized by the participant at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the exercise price. Denbury will usually be allowed a federal income tax deduction equal to the ordinary income attributable to the exercising participant. The participant will generally recognize a taxable capital gain or loss upon the subsequent sale of such shares.

BOARD OF DIRECTORS' RECOMMENDATION

     Pursuant to NYSE regulations and the plan, this increase in the number of shares of common stock reserved for issuance under our stock option plan must be approved by the shareholders. This amendment requires a simple majority of votes cast at the meeting, provided that there is a quorum. OUR BOARD OF DIRECTORS BELIEVES THAT OUR STOCK OPTION PLAN IS AN INTEGRAL PART OF OUR OVERALL COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote the proxies for the approval of the amendment.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2002, with respect to certain of our compensation plans for which our common stock is authorized for issuance.


                                                                                                 Number of securities
                                                                                                 remaining available
                                                                                                 for future issuance
                                   Number of securities                                              under equity
                                     to be issued upon              Weighted-average              compensation plans
                                        exercise of                exercise price of            (excluding securities
                                   outstanding options,           outstanding options,          reflected in column
                                    warrants and rights           warrants and rights                    (a))
                                ---------------------------   ----------------------------    --------------------------
Plan Category                               (a)                           (b)                            (c)
----------------------------    ---------------------------   ----------------------------    --------------------------
Equity compensation
plans approved by
security holders:

    Stock Option Plan                         4,997,475       $                      8.46                     1,117,347

    Employee Stock
    Purchase Plan                                     -                                 -                       593,272

Equity compensation
plans not approved
by security holders:

    Director
    Compensation Plan                                 -                                 -                        81,136
                                ---------------------------   ----------------------------    --------------------------
       Total                                  4,997,475       $                      8.46                     1,791,755
                                ===========================   ============================    ==========================

     A description of the material terms of the Director Compensation Plan is included under the heading "Compensation of Directors-Director Fees."

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

     The board met six times during the year ended December 31, 2002, including telephone meetings. All incumbent directors, except for Mr. Bonderman, attended at least 75% of the meetings. The board took all other actions by unanimous written consent during 2002. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. The board has an Audit Committee, a Compensation Committee, a Stock Option Plan Committee and a Stock Purchase Plan Committee. The board does not have a nominating committee. The entire board acts in that capacity. On occasion, the board appoints other committees to deal with certain matters.

AUDIT COMMITTEE REPORT

     The Audit Committee is currently comprised of three outside independent directors, Messrs. Heather, Miller and Wettstein, with Mr. Wettstein acting as Chairman. In 2002, the Audit Committee was reduced from four to three members when Mr. Greene elected to resign as a member of the Audit Committee. The Audit Committee meets regularly with financial management, the internal auditor and independent auditors to review financial reporting and accounting and financial controls of the Company. The Audit Committee reviews and gives prior approval for fees and non-audit related services of the independent auditors. The internal auditor, independent auditors and independent engineers all have unrestricted access to the Audit Committee and meet with the Audit Committee without management representatives present to discuss the results of their examinations and their opinions. The Audit Committee also meets with the independent reserve engineers, has the power to conduct internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. Each year, the Audit Committee recommends to the board the selection of a firm of independent auditors and a firm of independent reserve engineers. The Audit Committee met three times during 2002.

     The NYSE and the Securities and Exchange Commission (the "SEC") have adopted standards with respect to independence and financial experience of the members of the audit committee. The standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must be deemed to be the "audit committee financial expert." The financial expert is to be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal accounting controls and audit committee functions. Such knowledge is to have been obtained through past education and experience in positions of financial oversight. The chairman of our Audit Committee, Mr. Wettstein, has such experience and has been designated the "audit committee financial expert." All members of the Audit Committee satisfy the criteria for both independence and experience.

     The Audit Committee reports to the board on its activities and findings. The board adopted a written charter for the Audit Committee in 2000. The board reviews and approves changes to the Audit Committee Charter, which was most recently amended in February 2003 and is included herein as Appendix A.

     The Audit Committee reports as follows with respect to the Company's 2002 audited financial statements:

     o The Committee has reviewed and discussed with management the Company's 2002 audited financial statements;

     o The Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by SAS 61 which include matters related to the conduct of the audit of the Company's financial statements;

     o The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from Denbury and its related entities) and has discussed with the auditors the auditors' independence from Denbury; and

     o Based on review and discussions of the Company's 2002 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the board that the Company's 2002 audited financial statements be included in Denbury's 2002 Annual Report on Form 10-K.

                                                  The Audit Committee
                                                  Wieland F. Wettstein, Chairman
                                                  David I. Heather
                                                  David B. Miller


COMPENSATION COMMITTEE

     The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The Compensation Committee makes recommendations to our board with respect to the nature and amount of all compensation of our officers, reviews our benefit plans, including reports from the Stock Option Plan and Stock Purchase Plan Committees and our health and other benefit plans, and at least annually prepares a compensation report in accordance with the rules and regulations promulgated under applicable securities laws. The Compensation Committee met twice during 2002.

     The board also has appointed a Stock Option Plan Committee and a Stock Purchase Plan Committee to administer the two respective benefit plans and to report and coordinate their efforts with the Compensation Committee. Both committees are comprised of Messrs. Greene and Price, with Mr. Price acting as their Chairman. These committees met as part of the Compensation Committee during 2002.

                            COMPENSATION OF DIRECTORS

     Information regarding the compensation received from Denbury, including options, during the fiscal year ended December 31, 2002 by Mr. Roberts, President, Chief Executive Officer and a director of the Company, is disclosed under the heading "Executive Compensation - Summary Compensation Table."

DIRECTORS FEES

     We have a Director Compensation Plan to provide compensation to all of our non-employee directors so as to attract, motivate and retain experienced and knowledgeable persons to serve as our directors and to promote an identity of interest between our directors and you, our shareholders. The Director Plan was adopted effective July 1, 2000, for a term of ten years.

     Under the Director Plan, our non-employee directors are paid an annual retainer fee of $20,000, plus $2,000 per board meeting attended and $1,000 per telephone conference attended. The Chairman of the Compensation Committee and the Chairman of the Board are also paid an additional fee of $5,000 per year. Prior to the fourth quarter of 2002, the Chairman of the Audit Committee received an additional fee of $5,000 per year. In September 2002, the board of directors approved an increase in the fees paid to the Audit Committee Chairman and instituted payment of an additional fee to its other members. Beginning in the fourth quarter of 2002, the annual retainer for serving as the Chairman of the Audit Committee was increased to $20,000 and the other Audit Committee members began to receive an annual retainer of $5,000 for serving on the Audit Committee. In September 2002, the board also approved that Audit Committee members may receive an additional $5,000 per year for performing special services. Mr. Heather performs review work on our annual reserve report and began receiving this additional fee in the fourth quarter of 2002. The Director Plan allows each director to make an annual election to receive his or her compensation either in cash or in shares of our common stock and to elect to defer receipt of such compensation, if they wish. The number of shares issued to a director who elects to receive shares of common stock under the Director Plan is calculated by dividing the director fees to be paid to such director by the average price of the Company's common stock for the ten trading days prior to the date the fees are payable. Generally directors' fees are paid quarterly. We also reimburse our directors for out-of-pocket travel expenses in connection with each board meeting attended. We have reserved 100,000 shares for issuance under the Director Plan, for directors who elect to receive their compensation in stock, and through December 31, 2002, had issued 18,864 shares pursuant to the plan.

     Although directors are eligible to receive options under our stock option plan, no options were granted to directors in 2002 and no directors hold options, other than Mr. Roberts, who holds options granted to him as an employee under our Stock Option Plan. The options held by Mr. Roberts are disclosed under the heading "Executive Compensation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of March 31, 2003, the shareholders of which we are aware that beneficially own more than 5% of our issued and outstanding common stock and the common stock held by our executive officers and directors, individually and as a group. Unless otherwise indicated, each shareholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The table includes shares that were acquirable within 60 days following March 31, 2003 under our Stock Option Plan. You should note that some shares are listed as being beneficially owned by more than one shareholder.

                                                                                Beneficial Ownership of
                                                                                  Common Stock as of
                                                                                    March 31, 2003
                                                                     -----------------------------------------
                      Name and Address of                                                        Percent of
                        Beneficial Owner                                     Shares              Outstanding
---------------------------------------------------------------      ----------------------    ---------------

Ronald G. Greene...............................................                 942,549 (1)          1.8%
David Bonderman................................................              17,624,314 (2)         32.8%
      301 Commerce Street, Suite 3300
      Ft. Worth, TX  76102
William S. Price, III..........................................              17,310,314 (3)         32.2%
      345 California Street, Suite 3300
      San Francisco, CA   94104
David I. Heather...............................................                   6,500 (4)           *
David B. Miller................................................                       -(10)           *
Wieland F. Wettstein...........................................                  28,274 (5)           *
Carrie A. Wheeler..............................................                     500               *
Jeffrey Smith..................................................                       -               *
Gareth Roberts.................................................                 668,946 (6)          1.2%
Ronald T. Evans................................................                  24,436 (7)           *
Phil Rykhoek...................................................                 121,589 (7)           *
Mark A. Worthey................................................                 102,864 (7)           *
Mark C. Allen..................................................                  31,748 (7)           *
Ray Dubuisson..................................................                     334               *
Ron Gramling...................................................                  79,551 (7)           *
All of the executive officers and directors as a group (15
     persons)..................................................              19,667,105 (8)         36.3%
Texas Pacific Group............................................              17,274,314 (9)         32.1%
      301 Commerce Street, Suite 3300
      Ft. Worth, TX  76102
EnCap Energy Capital Fund III .................................               3,941,960 (10)         7.3%
      301 Commerce Street, Suite 3300
      Ft. Worth, TX  76102

*    Less than 1%.

(1) Includes 30,150 shares of common stock held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children, 34,000 shares held in the Greene Family Charitable Foundation of which Mr. Greene is the trustee, and 554,703 shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

(2)  Includes  350,000  shares  of  common  stock in a family  partnership  100%
     controlled by Mr. Bonderman. Mr. Bonderman is also a director, executive officer and shareholder of TPG Advisors, Inc. and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of 5,523,763 shares of common stock attributed to Mr. Bonderman. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 11,750,551 shares of common stock attributed to Mr. Bonderman.

(3) Includes 7,000 shares of common stock held by Mr. Price and 29,000 shares held by Mr. Price's spouse. Mr. Price is also a director, executive officer and shareholder of TPG Advisors, Inc., and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of 5,523,763 shares of common stock attributed to Mr. Price. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 11,750,551 shares of common stock attributed to Mr. Price.

(4)  Shares are held in a family trust of which Mr. Heather is a trustee.

(5) Includes 7,700 shares of common stock held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee. Also includes 13,674 shares of common stock held by Finex Corporation Ltd., of which Mr. Wettstein is an officer, director and indirectly controls 50%.

(6) Includes 138,330 shares of common stock held by a corporation which is solely owned by Mr. Roberts, 2,228 shares held by his spouse and 153,000 shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 31, 2003. Ownership also includes 38,000 shares of common stock held in a private charitable foundation which he and his spouse control, but in which they have no beneficial interest.

(7)  Includes 13,750; 114,000; 78,671; 23,000; and 72,650 shares of common stock which Mr. Evans, Mr. Rykhoek, Mr. Worthey, Mr. Allen, and Mr. Gramling, respectively, have the right to acquire pursuant to stock options that are currently vested or that vest within 60 days from March 31, 2003.

(8) Includes 455,071 shares of common stock which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 31, 2003. Beneficial ownership also includes the shares held by affiliates of TPG, although Mr. Price and Mr. Bonderman, who are directors of Denbury, are not the owners of record of these securities. (See also Footnote 9).

(9) These shares are held by affiliates of the Texas Pacific Group. Mr. Price and Mr. Bonderman, directors of Denbury, are directors, executive officers and shareholders of TPG Advisors, Inc. and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the sole general partner of both TPG Partners, L.P. and TPG Parallel I, L.P., which are the direct beneficial owners of 5,523,763 shares of common stock. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 11,750,551 shares of common stock.

(10) These shares are held by Energy Capital Investment Company PLC, EnCap Energy Capital Fund III-B, L.P., BOCP Energy Partners, L.P., and EnCap Energy Capital Fund III, L.P., all affiliates of EnCap Investments L.L.C. Mr. Miller is Senior Managing Director and co-founder of EnCap Investments L.L.C., but disclaims any beneficial ownership of these shares of common stock.

                                   MANAGEMENT

     The names of our officers, the offices held by them and the period during which such offices have been held are set forth below. Each officer holds office until his successor is duly elected and qualified in accordance with the Bylaws.


Name                  Age    Position
--------------        ---    --------
Gareth Roberts         50    President and Chief Executive Officer
Ronald T. Evans        40    Senior Vice President, Reservoir Engineering
Phil Rykhoek           46    Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Mark A. Worthey        45    Senior Vice President, Operations
Mark C. Allen          35    Vice President & Chief Accounting Officer
Ray Dubuisson          52    Vice President, Land
Ron Gramling           57    Vice President, Marketing

     Set forth below is a description of the business experience of each of our officers other than Gareth Roberts. See "Business to be Conducted at the Meeting
- Election of Directors" for a discussion of the business experience of Gareth Roberts.

     Ronald T. Evans, Senior Vice President, Reservoir Engineering, is a registered Professional Engineer who joined us in September 1999. Before joining Denbury, he was employed in a similar capacity with Matador Petroleum Corporation for 3 years and employed by Enserch Exploration, Inc. for 12 years in various positions. Mr. Evans received his Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1984 and his MBA from the University of Texas at Dallas in 1995.

     Phil Rykhoek, a Certified Public Accountant, is Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Denbury. Before joining us in June 1995, Mr. Rykhoek was co-founder and an executive officer of Petroleum Financial, Inc. ("PFI"), a private company formed in May 1991 to provide accounting, financial, and management services on a contract basis to other entities. While at PFI, Mr. Rykhoek was also an officer of Amerac Energy Corporation, where he had been employed in various positions for eight years, most recently as Vice President and Chief Accounting Officer.

     Mark A. Worthey, Senior Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. Before joining us in September 1992, Mr. Worthey was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984.

     Mark C. Allen, a Certified Public Accountant, is Vice President and Chief Accounting Officer. Mr Allen joined us in April 1999 as Controller and Chief Accounting Officer. Prior to joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999. Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP.

     Ray Dubuisson is Vice President, Land, of Denbury. He joined us in July 2002. Prior to joining Denbury in 2002, Mr. Dubuisson was a practicing oil and gas attorney in the Houston area primarily involved in exploration and production transaction work, preparation of title opinions, and negotiation and preparation of acquisition and divestiture agreements. He is licensed to practice law in the State of Texas, and has previously served as Vice President of Land for Weber Energy Corporation and Quanah Petroleum in Dallas, as Gulf Coast District Land Manager for Aminoil in Houston, and as Landman for Chervron in New Orleans.

     Ron Gramling is Vice President, Marketing and President of Denbury Energy Services, Inc., our marketing subsidiary. He joined us in May 1996 when we purchased that subsidiary's assets. Before becoming affiliated with Denbury, he was employed by Hadson Gas Systems as Vice President of Term Supply. Mr. Gramling has 30 years of marketing, transportation and supply experience in the natural gas and crude oil industry. He received his Bachelor of Business Administration degree from Central State University, Edmond, Oklahoma in 1970.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets out a summary of executive compensation for our President and Chief Executive Officer and our next four most highly compensated executive officers for each the last three completed fiscal years (collectively, the "Named Executive Officers").


                                              Annual Compensation (1)      Long Term Compensation
                                          ------------------------------  -----------------------
                                                                            Number of Securities
                                                                             Underlying Options        All Other
        Name and Principal Position        Year      Salary     Bonuses(2)          Granted          Compensation(3)
        ---------------------------        ----      ------     -------       -------------------    -------------

Gareth Roberts                             2002   $  309,500   $ 129,342            22,845           $       14,390
   President and Chief Executive Officer   2001      299,000     125,350            18,700                   13,488
                                           2000      282,000     118,223            21,200                   12,949

Ronald T. Evans                            2002   $  201,750   $  84,600            14,901           $       26,102
   Senior Vice President, Reservoir        2001      195,000      81,750            12,200                   24,775
   Engineering                             2000      138,500      62,885             9,500                   18,220

Phil Rykhoek                               2002   $  201,750   $  84,600            14,901           $       26,102
   Senior Vice President, Chief Financial  2001      195,000      81,750            12,200                   19,291
   Officer and Secretary                   2000      183,750      77,054            13,800                   15,937

Mark A. Worthey                            2002   $  201,750   $  84,600            14,901           $       26,102
   Senior Vice President, Operations       2001      195,000      81,750            12,200                   24,775
                                           2000      183,750      77,054            13,800                   16,626

Ron Gramling                               2002   $  160,430   $  67,245            11,844           $       21,825
   Vice President, Marketing               2001      155,000      64,981             9,700                   21,619
                                           2000      136,500      57,225            10,200                   17,554

     (1) The aggregate amount of all other non-cash annual compensation was less than 10% of the total annual salary and bonus of each Named Executive Officer for each year.

     (2) Bonuses represent the amounts earned based on our performance for the year indicated, even though they are actually paid in the subsequent year. Bonuses also include a Christmas bonus that is equivalent to one week's salary and has been paid to all employees for each of the last three years.

     (3) Amounts in this column for 2002 include our matching contributions to the Employee Stock Purchase Plan, 401(k) Plan and group term life, long-term disability and short-term disability insurance premiums paid on behalf of the Named Executive Officers as follows:

                                       Stock Purchase                            Insurance
                                           Plan            401(k) Plan           Premiums
                                      -----------------    -------------     -----------------
          Gareth Roberts              $          11,606    $         -       $         2,784
          Ronald T. Evans                        15,131          8,250                 2,721
          Phil Rykhoek                           15,131          8,250                 2,721
          Mark A. Worthey                        15,131          8,250                 2,721
          Ron Gramling                           12,032          7,579                 2,214

OPTION GRANTS IN 2002

     The following table represents the options granted to the Named Executive Officers during 2002 and the value of such options as of the date of grant:


                                                   Individual Grants
                             --------------------------------------------------------------
                                                  % of
                                             Total Options
                             Number of         Granted to        Exercise
                              Options         Employees in         Price        Expiration              Grant Date
Name                          Granted             2001           ($/Share)         Date            Present Value $(1)
----                         ---------       -------------       ---------      -----------        ------------------
Gareth Roberts              22,845 (2)            2.5%           $    7.09        1/14/12                 $90,450
Ronald T. Evans             14,901 (2)            1.6%                7.09        1/14/12                  58,998
Phil Rykhoek                14,901 (2)            1.6%                7.09        1/14/12                  58,998
Mark A. Worthey             14,901 (2)            1.6%                7.09        1/14/12                  58,998
Ron Gramling                11,844 (2)            1.3%                7.09        1/14/12                  46,894

     (1) As permitted by the Securities and Exchange Commission rules, the Grant Date Present Value of the options set forth in this table is calculated in accordance with the Black-Scholes option pricing model, using the following assumptions: expected volatility computed using, as of the date of grant, the prior five year monthly average of the our common stock listed on the NYSE, which was 61.5%; expected dividend yield - 0%; expected option term - 5 years; and a risk-free rate of return as of the date of grant of 4.1%, based on the yield of five year U.S. Treasury securities. The real value of the options presented in this table depends upon the actual performance of the common stock during the applicable period in which they are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the common stock.

     (2)  These options cliff vest 100% on January 14, 2006.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held by them as of December 31, 2002. The options exercised by the Named Executive Officers during 2002 are listed below.


                                            Aggregated Option Exercises in 2002
                                            and December 31, 2002 Option Values

                                                          Number of Common Shares
                       Shares                              Underlying Unexercised            Value of Unexercised In-the
                     Acquired on         Value                   Options at                        Money Options at
      Name            Exercise         Realized              December 31, 2002                  December 31, 2002 (1)
-----------------   -------------     -----------     --------------------------------     --------------------------------
                                                      Exercisable      Unexercisable       Exercisable      Unexercisable
                                                      -----------      -------------       -----------      -------------
Gareth Roberts              -         $      -           135,125           80,620          $    483,341     $      412,511
Ronald T. Evans         5,000           28,550            13,750           42,851                96,594            199,542
Phil Rykhoek                -                -           102,625           52,276               368,903            266,871
Mark A. Worthey             -                -            78,671           55,771               274,381            266,871
Ron Gramling                -                -            64,200           40,194               192,090            202,371

     (1) Based on the average of the high and low sales price of Denbury's common stock on December 31, 2002, of $11.265 per share as reported by the NYSE. For purposes of calculating the value of unexercised in-the-money options, a conversion exchange rate of Cdn. $1.4461 = U.S. $1.00 was assumed as to 6,250 of Mr. Rykhoek's options which are denominated in Canadian dollars.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board (the "Committee") is responsible for making recommendations to the board regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers, along with the Stock Option and Stock Purchase Plan Committees, our stock option and stock purchase plans for all employees.

     The basic policy adopted by the board is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of our operations, and our financial condition and performance. The overall compensation philosophy is (i) that we pay base salaries that will attract and retain outstanding talent, generally around the median salaries of comparable companies, (ii) that long-term incentives are the main focus of compensation, (iii) that all employees are encouraged to be shareholders, and (iv) that employees are rewarded primarily for the effort and results of the team or Company as a whole, rather than compensating only for individual performance. The components of this philosophy consist of:

     (i)   competitive base salaries;
     (ii)  a stock purchase plan for all employees;
     (iii) stock options for all employees, but with a higher level for the professionals; and
     (iv)  a profit sharing plan or bonus plan.

     BASE SALARIES. In determining an executives' salary, the Committee weighs individual performance, overall corporate performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgment using no specific weights for these factors. The Committee believes that base salaries that average at or near the median of comparable companies, as determined from salary surveys and other data, are generally appropriate as a frame of reference for base pay decisions. The specific compensation for individual executives will vary from these levels as a result of the subjective judgment of the Committee and based on the recommendation of the Chief Executive Officer with regard to the other executives. This is the primary part of the compensation package whereby a distinction is made for individual performance, as the other components of the compensation plan are generally consistent among employee groups and are proportional to salaries.

     STOCK PURCHASE PLAN. To encourage ownership in the Company by all of the employees, we have a stock purchase plan which allows all employees to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase common stock at the current market price. In addition, we pay the income tax on the matching portion for employees that are below a certain salary threshold, who are generally the employees that are not in the professional group. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition. The top five most highly compensated officers received approximately 8.4% of the total Company matching compensation during 2002.

     STOCK OPTIONS. Stock options have been awarded to all employees. To further encourage our team concept, at the time of each grant, options are generally allocated among employees on the basis of their bonuses. The executive officers receive stock options at the same percentage of bonuses as the other employees in the management and professional group. These options are designed to retain and motivate the grantees and to improve long-term Company performance by making executive rewards consistent with those of all shareholders. All options are granted at the prevailing market price and will only have value if the market price of the common stock increases after the date of grant. The top five most highly compensated officers received approximately 8.6% of the total option grants during 2002. See also "Executive Compensation - Option Grants in 2002."

     Since 1997, we have granted options to our employees at their time of employment, which options vest 25% per year over a period of four years. Additional options have also been granted on an annual basis to the professional group (and for the last four years to all employees) which generally vest 100% four years from the date of grant. The annual grants made in early 1999 were an exception to the normal annual vesting schedule, as these grants vested 25% per year over a period of four years. In addition to a modification of the normal vesting parameters, the Committee authorized a larger than normal grant at that time in order to give the employees renewed long-term incentives in light of the depressed prices for Denbury common stock and in lieu of salary increases and bonuses which were not awarded for 1998.

     All of the options granted under the Option Plan expire ten years from the date of grant and, to the extent allowed under the United States federal income tax laws, are granted as incentive stock options. In determining the specific level of option grants, the Committee takes into consideration several factors, without giving particular weight to any one factor. These factors include (i) the total options relative to the total common stock outstanding, (ii) the level of compensation for each optionee based on option pricing models such as Black-Scholes, (iii) the number of option grants made by comparable companies for similar positions, (iv) the perceived incentive value of the options currently held by the employees, and (v) the overall compensation package for that year.

     BONUS PLAN. All of our employees participate in our bonus plan. Bonuses are recommended by the Committee and awarded by the board each year based on our overall results and the achievement of predetermined goals and objectives. The bonus plan currently has four levels of compensation whereby at the base level, which includes all employees, bonuses range from zero to ten percent of base salaries. There is an additional compensation layer for all employees in the professional group, whereby these employees could earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to twenty percent. In addition, certain members of the professional group that were part of management or were exceptional performers were eligible to earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to thirty percent. Lastly, our officers and other senior management are eligible for an additional ten percent of salaries, or a total bonus ranging from zero to forty percent. In addition to the aforementioned profit sharing plan, we have usually paid a Christmas bonus each year which is equivalent to one week of each employee's base salary.

     The Committee recommended that bonuses for 2002 be awarded at the maximum end of the range, which were paid in early 2003. During 2002, the Company achieved record levels of production and proved reserves at an overall finding cost of $4.43 per BOE, one of the industry's best. The Company continued to execute its strategy, acquiring two key fields in its tertiary carbon dioxide play in West Mississippi, both with significant oil reserve potential. Even with lower average natural gas prices in 2002 as compared to 2001, the Company generated discretionary cash flow of $164.6 million, one of the Company's best years, which, coupled with $7.7 million of property sales, funded 100% of the Company's total capital expenditures. The Company also generally met its stated objectives and goals for the year and met or exceeded its forecasts in almost every area. As such, the Committee recommended the award of bonuses for 2002 equal to ten percent of salaries for all employees, an additional ten percent for all members of the professional group, an additional ten percent for certain professionals, and an additional ten percent for our top managers and officers. These bonuses were at the highest point of each range. The President and Chief Executive Officer and all other Named Executive Officers received a bonus equal to 40% of their salaries.

     In 2002, the Committee also approved salary increases, effective January 1, 2003, to reward employees for improved financial and operating results in 2002, as described above, to keep our salaries competitive with our peers, and to recognize the overall wage inflation in the industry. These salary increases averaged 5.2% for the Company as a whole, 17.9% for the Named Executive Officers as a group and 13.1% for the President and Chief Executive Officer. The raises for the top level of officers was higher than the Company average and higher than in prior years in order to adjust their compensation to a level more commensurate with others in the industry.

     The foregoing report has been furnished by the following members of the Committee.

                                                 The Compensation Committee
                                                 William S. Price, III, Chairman
                                                 Ronald G. Greene


SEVERANCE PROTECTION PLAN

     In December 2000, the board approved a severance protection plan for all of our employees. Under the terms of the severance plan, an employee is entitled to receive a severance payment if a change of control in the Company occurs and the employee is terminated within two years of the change of control. The severance plan will not apply to any employee that is terminated for cause or by an employee's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the severance plan, the Chief Executive Officer and our three senior vice presidents will receive three times their annual salary and bonus, all of our other officers will receive two and one-half times their annual salary and bonus, certain other members of management will receive two times their annual salary and bonus, and all other employees will receive from one-third to one and one-half times their annual salary and bonus depending on their salary level and length of service with us. All employees will also receive medical and dental benefits for one-half the number of months for which they receive severance benefits.

     The severance plan also provides that if our officers are subject to the "parachute payment" excise tax, then the Company will pay the employee under the severance plan an additional amount to "gross up" the payment so that the employee will receive the full amount due under the terms of the severance plan after payment of the excise tax.

                             SHARE PERFORMANCE GRAPH

     The following graph illustrates changes over the five year period ended December 31, 2002 in cumulative total shareholder return on our common stock, assuming an initial investment of $100 on December 31, 1997, as measured against the cumulative total return of the S&P 500 and the Dow Jones Oil - Secondary Indexes.

                                    Cumulative Total Return on $100 Investment
                                      (December 31, 1997 - December 31, 2002)

                                      1997     1998      1999       2000       2001       2002
                                    ------   --------  --------   --------   --------   --------
Denbury                             $  100   $     34  $     23   $     59   $     39   $     61
S&P 500                                100        127       151        136        118         91
Dow Jones Oil -Secondary               100         68        77        120        109        110

                                [GRAPHIC OMITTED]

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

     Other than as described below, there are no material interests, direct or indirect, of any of our directors, officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over more than 10% of our outstanding common stock, or any known family member, associate or affiliate of such persons, in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. We believe that the terms of the transactions described below were as favorable to us as terms that reasonably could have been obtained from non-affiliated third parties.

TPG INVESTMENTS

     TPG has made several different investments in the Company. Its $40.0 million initial investment in December 1995 was comprised of a private placement of securities, which included 4.2 million shares of common stock, 625,000 warrants and 1.5 million shares of convertible preferred stock. The convertible preferred stock was converted into 2.8 million shares of common stock in 1996 and the warrants were exercised in January 1998. TPG also purchased shares in two of our public stock offerings. TPG purchased 800,000 shares of common stock in October 1996 at an aggregate cost of $9.6 million and 313,400 shares of common stock in February 1998 at an aggregate cost of $5.0 million. Both of these acquisitions were made at the same price that the shares were sold by the Company to the underwriters. In April 1999, TPG purchased 18,552,876 shares of common stock at $5.39 per share for an aggregate consideration of $100 million. As a result of this investment, TPG's ownership at that time increased from approximately 32% to 60% of our then issued and outstanding common stock.

     In addition, as part of TPG's $100 million investment in 1999, we agreed to execute a new registration rights agreement with TPG. The new registration rights agreement covered all of the shares then owned by TPG, or a total of 27,274,314 shares of common stock. The agreement provides TPG "piggyback" registration rights and also gives TPG the right to cause Denbury to file up to four demand registrations, including one shelf registration. These demand rights expire in April 2005 and are subject to customary exceptions and black-out periods. We will bear the expenses of each "piggyback" registration and the expenses of three of four demand registrations. Under the registration rights agreement, we cannot grant any registration rights to any other person on terms more favorable than those granted to TPG. We have also agreed to indemnify TPG for specified items with regard to the registration statements.

     In April 2001, TPG elected to be included as a selling shareholder under a shelf registration statement filed by Denbury. During November and December
2002, TPG sold 7.5 million shares of common stock for net proceeds of approximately $71.3 million. In March 2003, TPG sold an additional 2.5 million shares under this registration statement for net proceeds of approximately $27.4 million. As a result of these transactions, TPG's ownership of the Company has been reduced from 51.0 % to 32.1% currently. TPG representatives currently hold four of the nine seats on our board. While TPG now holds less than 50% of our common stock, it is still our largest shareholder and still controls such a large portion of our stock that it has effective control. Since our certificate of incorporation requires a two-thirds majority vote by the board of directors on most significant transactions, such as significant asset purchases and sales, issuances of equity and debt, changes in the board of directors and other matters, assuming that representatives of TPG continue to hold over one-third of the board seats (as proposed herein), they will still be able to veto any decisions on these matters.

                              SHAREHOLDER PROPOSALS

     All future shareholder proposals must be submitted in writing to Phil Rykhoek, Chief Financial Officer and Secretary, 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024. In order for a shareholder proposal to be included in the proxy materials for the 2004 Annual Meeting of Shareholders, the proposal must be received by the Company no later than December 9, 2003. These proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion.

     The form of proxy for the annual meeting of shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received. In order for a notice to be deemed adequate for purposes of the 2004 annual meeting of shareholders, it must be received prior to February 22, 2004.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The board has selected Deloitte & Touche LLP, which has audited the Company's books annually since 1991, as independent accountants for 2003. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and/or to respond to appropriate questions.

INDEPENDENT AUDITOR'S FEES

     The following table presents fees for professional services rendered by Deloitte & Touche LLP for the Company for the years ended December 31, 2002 and 2001.

                                            2002                 2001
                                      -----------------    -----------------
Audit Fees (1)                        $         217,405    $         236,080
Audit Related Fees (2)                           24,103               11,656
Tax Fees (3)                                      4,969               57,467
                                      -----------------    -----------------
         Total                        $         246,477    $         305,203
                                      =================    =================

     (1) Audit fees consisted of audit work and review services, as well as work only the independent auditor can reasonably be expected to provide, such as comfort letters, consents and review of documents filed with the SEC.

     (2) Audit related fees consisted of employee benefit plan audit and consultation on financial accounting and reporting matters.

     (3) Tax fees consisted of tax return preparation and tax compliance assistance.

     In September 2002, the Audit Committee passed a resolution that pre-approved all audit and audit related services performed by Deloitte & Touche LLP. The resolution also stated that any non-audit services performed by Deloitte & Touche LLP should be pre-approved by the Audit Committee or its Chairman. The non-audit services disclosed above were performed prior to this resolution and prior to the adoption of the Sarbanes-Oxley Act of 2002, which requires such pre-approval.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and stock exchanges and to furnish us with copies. Based solely on our review of the copies of such forms received by us, or representations made to us, we are aware of four late filings of these forms. Mr. William S. Price and Mr. David Bonderman were late in filing Forms 4 relating to sales of stock by the Texas Pacific Group in November and December 2002 in an underwritten public offering. These dispositions by the Texas Pacific Group were reported timely on Form 4 by TPG Advisors, Inc. and TPG Advisors II, Inc., the ultimate general partners of the partnerships which own the Denbury common stock. We are not aware of any other late filings or filings that were not made by our officers and directors.

                                  OTHER MATTERS

     We know of no other matter to come before the annual meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

     All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC. The information contained in this proxy statement in the sections entitled "Board Compensation Committee Report on Executive Compensation,""Share Performance Graph" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the SecuritiesAct or the Exchange Act.

         WE HAVE PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF OUR 2002 ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2002. THE ANNUAL REPORT TO SHAREHOLDERS DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITING MATERIAL. A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO DENBURY RESOURCES INC., ATTN: INVESTOR RELATIONS, 5100 TENNYSON PARKWAY, SUITE 3000, PLANO, TEXAS 75024, OR BY E-MAIL TO INVREL@DENBURY.COM.

                                          By order of the board of directors

                                          /s/ Phil Rykhoek

                                          Phil Rykhoek
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

                                   Appendix A

                             AUDIT COMMITTEE CHARTER
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                             DENBURY RESOURCES INC.

AUTHORITY
---------

The Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Denbury Resources Inc., a Delaware corporation (the "COMPANY") is established pursuant to Section 4.2 of the Company's Bylaws and Section 141(c) of the Delaware Corporation Laws.

The Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by the members of the Committee. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

COMPOSITION
-----------

The Committee shall be comprised of at least three Directors who are independent of the management and operating executives, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (as they may be modified and supplemented). No member of the Committee may receive any direct or indirect consulting, advisory or other compensatory fee from the Company other than payment for services as a Director or as a member of a Committee of the Board of Directors.

The Board of Directors shall appoint members of the Committee, including the Committee Chairman. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one of the Committee members shall qualify as an "audit committee financial expert" in accordance with the requirements of the SEC and the New York Stock Exchange.

MEETINGS
--------

The Committee is to meet as many times as the Committee deems necessary, but at a minimum, twice a year. A majority of the members of the Committee shall constitute a quorum. In addition, the "audit committee financial expert" will discuss the Company's financial results with the independent public accountants and management on a quarterly basis.

The Chairman is to meet, at least annually, outside of normal meeting times, with management and internal/external auditors to:

1.   Clearly agree on mutual expectations;

2.   Agree on an annual detailed plan of Committee activities; and

3.   Agree on nature, extent, and timing of Committee information needs.


It is the responsibility of the Chairman to schedule all meetings of the Committee and to provide the committee with a written agenda at least one week prior to all meetings.

ATTENDANCE
----------

As necessary or desirable, the Committee may request that members of management, representatives of the independent public accountants, internal auditors or representatives of the independent engineers be present at meetings of the Committee.

Additional attendees at Committee meetings are to include the following:

1. The Manager of Internal Audit is to attend meetings and to report, at least annually, on the results of audits, the current audit schedule, and annual audit plan;

2. The Company's outside general counsel shall report, at least annually, to the Committee or Committee Chairman on legal matters that may have a significant impact on the Company's financial statements;

3. The Chief Financial Officer and Chief Accounting Officer shall report, at least annually, to the Committee on issues relating to financial reporting; and

4. The Committee or the "audit committee financial expert" shall meet with the Manager of Internal Audit, the independent public accountants, the Chief
     Financial Officer, and Chief Accounting Officer in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

MINUTES
-------

The Secretary or Assistant Secretary of the Company will prepare the minutes of each meeting and send a copy of the minutes to the Committee members and the Company Directors who are not members of the Committee.

DUTIES AND RESPONSIBILITIES
---------------------------

The Committee shall be empowered in accordance with its judgment, with the following Duties and Responsibilities:

     1. Review and evaluate the effectiveness of the Company's processes for assessing, mitigating and controlling significant business risks.


     2. At least annually, consider and review with management the independent public accountants and the Manager of Internal Audit the effectiveness of the Company's internal controls.

     3. Ensure that the independent public accountants and internal auditors keep the Committee and management informed about any fraud, illegal acts, and deficiencies in internal control.

     4. Review with the independent public accountants and the Manager of Internal Audit coordination of their respective audit effort and coverage.

     5.   Make  its   independent   perspective   available  to  management  for
          consultation in the resolution of financial statement issues and for discussion on significant judgment matters.

     6. Review annually the adequacy of the Company's liability insurance coverage and review the Company's policies with respect to risk assessment and risk management.

     7. Review annually with the Company's independent public accountants and/or internal auditors, if applicable, audits of the employee benefit plans to determine that there are proper Company procedures to ensure compliance with all relevant laws and regulations.

     8. The Committee shall provide a copy of the Audit Committee charter and a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
          Schedule 14A.

                               FINANCIAL REPORTING

     9. In conjunction with the review of all financial statements, review the quality of accounting principles and/or critical accounting policies adopted by the Company, and discuss with the Company's independent public accountants how the Company's accounting principles and/or critical accounting policies compare with those used by the Company's peers or leaders in its industry and whether all alternative accounting treatments of financial information within generally accepted accounting principles have been discussed with management, including the ramifications of use of such alternative disclosures, along with consideration of the treatment preferred by the Company's independent public accountants.

     10. Assess the internal processes for managing financial statement risk areas.

     11. Review with financial management and the independent public accountants financial statements, interim reports, SEC filings and other documents (including earnings press releases) containing the Company's financial statements, prior to their filing or release. If not performed by the entire committee, the reviews relating to interim financial results may be done by the "audit committee financial expert" with subsequent reporting to the committee. All reviews are to encompass:

          o Significant transactions not a normal part of the Company's operations and key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made;

          o Review and discuss with management and the Company's independent public accountants the audited consolidated financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and the interim financial results in the Company's quarterly report on Form 10-Q prior to filing with the SEC, and review with the Company's independent public accountants the results of the annual audit and the quarterly review and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended;

          o Changes, if any, during the period in the Company's accounting principles or their application; and

          o    Adjustments proposed by the independent public accountants.

     12. Periodically review with management financial reporting policies and financial information and earnings guidance provided to analysts and rating agencies.

     13. Periodically review the adequacy and performance of Denbury's finance organization.

     14. Review prior to filing each annual and quarterly financial report, all material off-balance sheet transactions, arrangements, obligations, and other relationships of the Company.

                           EXTERNAL RESERVE ENGINEERS

     15. Select the independent reserve engineers to be employed by the Company, and the retention or non-retention of the independent reserve engineers.

     16. Review, prior to preparation of the year-end reserves, the scope and general extent of the independent reserve engineer's work (i.e. engagement letter). The engineer's fees are to be agreed with management and annually summarized for Committee review.

     17. Review the independent reserve engineer's identification of issues and business risks and exposures.

     18. Review the independence of the independent reserve engineers as it relates to the Company and confirm their independence.

     19. Inform the independent reserve engineers and management that the independent reserve engineers and the Committee may communicate with each other at all times.

     20. Instruct the independent reserve engineers that the Committee expects to be advised if there are any areas that require its special attention.

     21. Evaluate the cooperation received by the independent reserve engineers in performing their duties, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent reserve engineers to the Company's needs.

     22. Discuss with the independent reserve engineers the quality of the Company's technical personnel, and relevant recommendations which the independent reserve engineers may have.

     23. Review with management and the independent petroleum engineers the proved reserves of the Company. The review is to encompass:

          o    Review of significant changes from prior period reports;

          o Evaluation of the quality of the reserve estimates prepared by both the independent engineers and the Company relative to the Company's peers in the industry; and

          o Review of significant differences between the Company's and independent engineers' reserve estimates.

                                 EXTERNAL AUDIT

     24. Select the independent public accountants to examine the Company's accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate, and if necessary replace, the independent public accountant, including resolving any disagreements between management and the Company's independent public accountants regarding financial reporting.

     25. Review and approve, prior to the annual audit, the scope and general extent of the independent public accountant's audit. Approve the fees and other significant compensation to be paid to the independent public accountants.

     26. Assess the independent public accountants process for identifying and responding to key audit and internal control risks.

     27. At least annually, obtain and review a report by the independent public accountants describing the internal quality-control procedures and any material issues raised by the most recent internal-quality control review.

     28. Review the independent public accountants' identification of business and financial statement risks and exposures.

     29. The Committee shall periodically discuss with the Company's independent public accountant whether, in accordance with generally accepted accounting principles and the rules of the SEC, all material correcting adjustments identified by the Company's independent public accountant are reflected in the Company's financial statements.

     30. Review the independence of the independent public accountants, giving additional consideration to the range of audit and non-audit services performed by them. Obtain a formal written statement describing any relationships between the independent public accountants and the Company and its management consistent with Independence Standards Board Standard Number 1.

     31. The Committee shall approve all engagements for non-audit services by the independent public accountant prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at its next regularly scheduled meeting.

     32. Instruct the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

     33.  Review  with  the  Company's   management   and   independent   public
          accountants the Company's general policies and procedures to reasonably assure itself of the adequacy of internal accounting and financial reporting controls.

     34. Evaluate the cooperation received from management and accounting personnel by the independent public accountants during their audit, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent public accountants to the Company's needs. Inquire of the independent public accountants whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

     35.  Discuss with the  independent  public  accountants  the quality of the
          Company's   financial   and   accounting   personnel,   and   relevant
          recommendations which the independent public accountants may have.

     36. Discuss with the independent public accountants the "letter of comments and recommendations" and their comments thereon, and review written responses of management to the "letter of comments and recommendations" from the independent public accountants. Topics to be considered during this discussion include improving internal financial controls, the quality of earnings, and a review of accounting policies and management reporting systems.

                                 INTERNAL AUDIT

     37. Concur in the appointment, replacement, reassignment or dismissal of the Manager of Internal Audit.

     38. Evaluate the internal audit process for establishing the annual internal audit plan, including business risk assessment and risk management.

     39.  Review and approve the annual internal audit plan.

     40. Review significant findings and management's response to internal audit reports, including follow-up actions.

     41.  Confirm and assure the independence of the internal auditor.

     42. Insure the internal auditor's compliance with the Institute of Internal Auditors, Standards for the Professional Practice of Internal Auditing.

                      COMPLIANCE WITH LAWS AND REGULATIONS

     43. Determine whether the Company has an effective process for determining risks and exposures from litigation and claims from noncompliance with laws and regulations.

     44. Review with the Company's outside general counsel any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

                                      OTHER

     45. Establish procedures in the Company's Code of Business Conduct and Ethics for the receipt and consideration of complaints received by the Company regarding accounting, internal controls, and auditing and establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding any questionable accounting or auditing matters.

     46. Review in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

     47. The Committee shall recommend whether each year's financial statements should be included in the Company's Annual Report.

     48.  Apprise  the  Board  of   Directors,   through   minutes  and  special
          presentations as necessary, of significant developments in the course of performing the above duties.

     49. Review and approve all related-party transactions affecting management or any board member.

     50. Set policies for the hiring of employees or former employees of the Company's independent public accountant.

     51. Recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or to the Committee charter. To facilitate review of Committee activities, duties and charter, the Committee shall:

          o Periodically survey the Board of Directors, management and independent public accountants on the role of the Committee to identify possible changes and revisions;

          o Complete a self-assessment process annually and review the results with the Board of Directors, Corporate Governance Committee, management and external/internal auditors. The charter should be re-evaluated in light of assessment results.

          o Review and reassess the adequacy of the Charter on an annual basis.

          While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent public accountants. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies with oversight by the Committee in areas covered by this Charter.

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                              TUESDAY, MAY 20, 2003

--------------------------------------------------------------------------------
                           PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
-------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number, which is presented below, available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com and follow the on-screen instructions. Have your control number, which is presented below, available when you access the web page.


YOUR CONTROL NUMBER IS [               ]


                 Please Detach and mail in the Envelope Provided

Please mark your
votes as in this
example             [X]


                                                                                               FOR, except vote
                                                                                               withheld from the
1. Proposal to elect directors.                                            FOR      AGAINST    following nominees:
Nominees:                                                                  [  ]       [  ]        [  ]

     Ronald G. Greene                                                                                    ----------------------
     David Bonderman                                                                                     ----------------------
     David I. Heather                                                                                    ----------------------
     David B. Miller                                                                                     ----------------------
     William S. Price, III                                                                               ----------------------
     Gareth Roberts                                                                                      ----------------------
     Jeffrey Smith                                                                                       ----------------------
     Wieland F. Wettstein                                                                                ----------------------
     Carrie A. Wheeler                                                                                   ----------------------

                                                                           FOR      AGAINST    ABSTAIN

2. Proposal to increase the number of shares that may be                   [  ]       [  ]        [  ]
issued under Denbury's Stock Option Plan by 850,000 shares
of Common Stock.

Signature:_________________________Date:___________________Signature: ___________________________  Date:___________________

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2003


     By signing this proxy, I appoint Ronald G. Greene, Chairman of the Board of Denbury, and Gareth Roberts, President and Chief Executive Officer of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury Resources Inc. common stock that I am entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 2003, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

     IF THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES OF DENBURY RESOURCES INC. COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER YOU SPECIFY. IF NO SPECIFICATION IS MADE, YOUR SHARES OF DENBURY RESOURCES INC. STOCK WILL BE VOTED FOR EACH OF THE NINE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE STOCK OPTION PLAN. THE PROXIES ARE AUTHORIZED TO VOTE YOUR SHARES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.

                      [Letterhead of Jenkens & Gilchrist]


                                 April 11, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


     Re:  Denbury  Resources  Inc.  -  2003  Annual  Meeting   Definitive  Proxy
          Materials and Stock Option Plan

Ladies and Gentlemen:

     On behalf of Denbury Resources Inc. (the "Company"), pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended (the "Act"), enclosed for filing by EDGAR is a copy of the Company's definitive notice and proxy statement for its 2003 Annual Meeting of Shareholders. Also enclosed for filing via EDGAR is a copy of the Company's definitive form of proxy.

     Among the items slated for approval at the Annual Meeting is a proposal to amend the Company's Stock Option Plan to increase the number of shares that may be issued under the plan. In accordance with Instruction 3 to Item 10 of
Schedule 14A, a copy of the plan as proposed to be amended is included herewith via EDGAR as an appendix to the proxy statement. Pursuant to Instruction 5 to the same item, the Company hereby advises the Commission that the shares to be issued under the plan will be registered pursuant to a registration statement on Form S-8 to be filed by the Company shortly after the Annual Meeting, which is being held on May 20, 2003.

     The Company intends to mail the definitive notice, proxy statement and proxy on or about April 15, 2003, to its shareholders of record on April 4, 2003.

     Please do not hesitate to call the undersigned at (713) 951-3341 if you have any questions or comments regarding this filing.

                                   Sincerely,


                                   /s/ Donald W. Brodsky
                                   Donald W. Brodsky

DWB:pag
Enclosures

cc:      Mr. Phil Rykhoek
         Denbury Resources Inc.
         5100 Tennyson Pkwy., Ste. 3000
         Plano, TX  75024

                                                                        APPENDIX

FILED WITH THE SEC PURSUANT TO
INSTRUCTION 3 TO ITEM 10 OF SCHEDULE 14A


                             DENBURY RESOURCES INC.
                               STOCK OPTION PLAN
         Made effective the 9th day of August, 1995 ("Effective Date")

                                 As Amended on:
                                  May 21, 1997
                                  May 19, 1998,
                                 April 20, 1999
                                  May 24, 2000,
                                May 22, 2002 and
                                  May 20, 2003




1.   Purpose of Plan

     This plan (the "Plan") is designed to (i) provide key employees, officers and directors with an added incentive, (ii) to attract and retain personnel of outstanding competence, (iii) to compensate independent contractors whose activities substantially benefit Denbury Resources Inc. (the "Corporation") and its subsidiaries ("Subsidiaries"), and (iv) to further the identity of their interests with those of the shareholders by providing them with the opportunity through share purchase options to acquire an increased proprietary interest in the Corporation.

2.   Administration

     The Plan shall be administered by the Compensation Committee of the Board, which shall consist of at least two directors appointed from time to time by the Board of Directors of the Corporation (or if no such committee is appointed, the Board of Directors of the Corporation) (hereinafter referred to as the "Committee") in the manner and on the terms authorized by the Board of Directors.

          The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

               The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Corporation as it may deem advisable.

               Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective agreements ("Agreement") pursuant to which options are granted under the Plan (which need not be identical); (c) to construe the terms of any Agreement and the Plan; and (d) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section. Any such determinations shall be final, binding and conclusive.

3.   Granting of Stock Options

     The Committee may from time to time grant options ("Stock Options") to purchase common shares of the Corporation ("Common Shares") to directors, officers, or full-time employees of the Corporation or any other "service provider" to the Corporation within the meaning of the rules of the New York Stock Exchange (collectively, the "Optionees") and fix the number of Common Shares to be optioned to each Optionee.

     A stock option granted under the Plan may either be an incentive stock option ("Incentive Option or ISO") which shall be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-statutory stock option ("Non-qualified Option or NQ") which is not intended to qualify as an incentive stock option under Code
Section 422. All Stock Options shall comply with the requirements of the Plan and/or option agreements issued thereunder.

     The provisions of the Non-qualified Options and Incentive Options granted under the Plan shall be the same except as specifically provided herein. Incentive Stock Options may be granted only to employees of the Corporation or a Subsidiary of the Corporation that is a Subsidiary Corporation within the meaning of Code Section 424(f). All Stock Options granted to directors who are not employees shall be NQs. Incentive Options may not be granted to any person who, immediately after such option is granted, would own (within the meaning of Sections 421 and 424 of the Code) securities of the Corporation representing more than 10% of the total combined voting power of all classes of shares of the Corporation or its Subsidiaries, unless the option price is at least 110% of the Current Market Value (as defined in Section 6 hereof) of the Common Shares as of the date the option is granted and unless the option by its terms must be exercised not later than five (5) years from the date it is granted. In addition, no Incentive Option may be granted after the expiration of ten (10) years from the date this Plan was adopted.

     With respect to any Incentive Option granted under this Plan, the sum of:

     a. the aggregate Current Market Value of Common Shares subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option, and

     b. the aggregate Current Market Value of Common Shares or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option, may not (with respect to any Optionee) exceed $100,000, with such Current Market Value to be determined as of the date the ISO or such other incentive stock option is granted.

For purposes of this paragraph, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

4.   Authorized Shares

     The total number of Common Shares issuable pursuant to the exercise of Stock Options granted pursuant to the Plan shall not exceed 8,195,587 Common Shares (the "Common Share Maximum"), subject to adjustment as set forth in
Section 15. Subject to all necessary regulatory approvals, the Common Share Maximum may be increased by the Board of Directors of the Corporation with the approval of the shareholders of the Corporation. The number of Common shares reserved for issuance to any one Optionee shall not exceed 5% of the issued and outstanding common Shares at any time.

5.   Expiry Date

     All Stock Options granted pursuant to this Plan will expire on a date (the "Expiry Date") as determined by the Board of Directors at the time of the grant provided that no Stock Option may be exercised beyond ten (10) years from the time of the grant.

6.   Exercise Price

     The exercise price (the "Exercise Price") of any Stock Option shall be fixed by the Committee when such Stock Option is granted and shall not be less than the Current Market Value. For this purpose, the "Current Market Value" shall mean the simple average closing trading price per Common Share on the New York Stock Exchange (and if the Common Shares are not listed on the New York Stock Exchange, on such stock exchange on which the Common Shares are traded) for the ten (10) trading days preceding the date of the grant, or if such Common Shares are not listed on any stock exchange at a price determined by the Committee. If no trades are reported in any one of the ten trading days, the "Current Market Value" shall be determined by reference to the closing trading price on the last trading day preceding the ten (10) trading day period.

7.   Vesting of Stock Options

     Stock Options will vest on the date (the "Vesting Date") the Optionee becomes entitled to exercise that portion of the granted Stock Option and purchase that portion of the Common Shares as determined by a vesting schedule. This vesting schedule will be determined by the Board of Directors of the Corporation, and modified from time to time, in their sole discretion. Unless modified by the Board of Directors, 25% of a Stock Option shall vest one year from the date the Stock Option is granted (the "Grant Date") and an additional 25% of the Stock Option shall vest on each successive anniversary of the Grant Date until the Stock Option is fully vested.

8.   Vesting of Stock Options on Death

     Notwithstanding the Vesting Date but subject to the Expiry Date, in the event of an Optionee's death while a director or employee of the Corporation, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the date of his death and the Optionee's estate will have the right, for a period of 365 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within said 365 day period will automatically terminate.

9.   Vesting of Stock Options on Disability

     Notwithstanding the Vesting Date but subject to the Expiry Date, in the event an Optionee becomes Disabled, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the day on which the Optionee becomes entitled to long-term disability payments. For all Incentive Stock Options, Disability shall mean permanent and total disability as defined in Code Section 22(e)(3). For Non-qualified Options, Disabled shall mean entitlement to long-term disability payments pursuant to the Corporation's disability insurance program, if any (or if not a participant in such program, would have been entitled to such payments if the Optionee were a participant in such program). The Optionee will have the right, for a period of 90 days after his date of termination due to Disability, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 90 day period will automatically terminate.

10.   Vesting on Change of Control

     Notwithstanding the Vesting Date but subject to the Expiry Date and paragraphs 8, 9, 11 and 12, all of the Stock Options granted to the Optionee will vest on the day immediately preceding a Change of Control (as hereinafter defined) and the Optionee will have the right, for a period of 180 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 180 day period will terminate on the earlier of their Expiry Date and the expiry of the said 180 day period.

     For the  purposes of this  clause,  "Change of Control" of the  Corporation
will  include  and  be  interpreted  as  including  the  following   events  and
circumstances:

     a. the purchase or acquisition of Common Shares or other securities capable of becoming voting securities ("Convertible Securities") by a Person (as hereinafter defined) which results in the Person beneficially owning, or exercising control or direction over, Common Shares or Convertible
     Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Person, the Person would beneficially own, or exercise control or direction over, Common Shares carrying the right to cast more than 50% of the votes attaching to all Common Shares; or

     b. directors serving in such capacity for one (1) year or more ceasing to constitute a majority of the Board of Directors; or

     c. approval by the shareholders of the Corporation of: (i) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing corporation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; (ii) the liquidation, dissolution or winding-up of the Corporation; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

     For the purposes of this definition, "Person" means: (a) an individual; (b) a partnership; (c) a corporation, an incorporated association, an incorporated syndicate or any other incorporated organization; (d) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (e) a trust; or (f) a trustee, an executor, an administrator or any other legal representative.

     For the purposes of determining who has made an acquisition referred to in this definition, the beneficial owner of the acquired Common Shares shall be considered the acquirer of such Common Shares. For the purposes of this definition, all Common Shares and Convertible Securities acquired by Persons will include Common Shares and Convertible Securities held by their Affiliates. For the purposes of this clause, "Affiliate" means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified person. Where Common Shares or Convertible Securities are acquired by any two or more Persons act jointly or in concert, all such Common Shares or Convertible Securities will be included in the calculation of a Change of Control. For the purposes of determining when a Change of Control occurs by Persons acting jointly or in concert, a Change of Control will be deemed to occur when the Persons first attempt to act, or in fact act, jointly or in concert.

     In the event of a Change of Control, the Optionee or his legal representative will be given written notice by the Corporation of the Change of Control in accordance with the provisions of this Plan and the period set out in this Clause 10 will commence on the date notice is given.

11.  Vesting on Retirement

     Notwithstanding the Vesting Date but subject to the Expiry Date, if an Optionee retires pursuant to a retirement policy approved by the Board of Directors, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the date of his retirement and the Optionee will have the right, for a period of 90 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 90-day period will automatically terminate.

12.  Vesting on Resignation or Termination

     If an Optionee resigns from the Corporation or is terminated by the Corporation (with or without cause), his Stock Options that were not vested will immediately terminate and be of no further force and effect; provided, however, the resigning or terminated Optionee may, subject to the Expiry Date, for a period of 90 days from the date of resignation or termination, exercise the Stock Options that were vested and not previously exercised on the date of resignation or termination.

13.  Non-assignability

     All Stock Options granted pursuant to this Plan will be personal to the Optionee and will not be assignable or transferable other than by will or the laws of descent and distribution.

14.  Exercise of Option

     Subject to the provisions of this Plan and the Optionee's Agreement, Stock Options may be exercised from time to time by delivery to the Corporation at its head office in Plano, Texas, or such other place as may be specified by the Corporation, of a written notice of exercise specifying the number of Common Shares with respect to which the Stock Option is being exercised and accompanied by payment in full (in such manner as determined by the Committee) of the purchase price of Common Shares then being purchased. As soon as practicable thereafter, and in any event within ten (10) days following the receipt of such notice, the Corporation shall provide written notice to the Optionee of the amount, if any, required by the Corporation to be withheld (the "Withholding Notice") in accordance with applicable law with regard to the Stock Options being exercised. The Optionee shall, as soon as practicable and in any event within ten (10) days following receipt of the Withholding Notice, make payment to the Corporation for the amount specified in such Withholding Notice. Upon the exercise of the Stock Options, payment being made in the manner specified herein, and receipt by the Corporation of the amount specified in the Withholding Notice, if any, the Corporation will cause to be delivered to the Optionee a certificate or certificates, representing such Common Shares in the name of the Optionee or his legal personal representatives or otherwise as he may or they may in writing direct.

     The Corporation shall use its best efforts to effectuate following the Effective Date the registration of the shares underlying the Stock Options under the Securities Act of 1933, as amended, on Form S-8 and qualification of such shares under applicable state securities laws where such qualification is required. Notwithstanding the foregoing, nothing in the Plan or in any Stock Option granted under the Plan shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of any securities law or any other applicable statute or regulations, as then in effect. The Corporation shall not in any case be required to sell, issue or deliver a fractional share pursuant to any Stock Option.

     Notwithstanding the foregoing payment provisions, the Committee, in processing a purported exercise of a Stock Option, granted pursuant to the Plan, may refuse to recognize the exercise of an Option if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16 (a) of the Exchange Act and
(ii) there is a substantial likelihood that the method of exercise selected by the participant would subject the Participant to substantial risk of liability under Section 16 of the Exchange Act.

15.  Alterations in Common Shares

     The Exercise Price will be subject to adjustment from time to time as follows:

     a.   For NQs, if the Corporation:

          (i) declares a dividend or makes a distribution on its Common Shares in Common Shares;

          (ii) subdivides its outstanding Common Shares into a greater number of Common Shares; or

          (iii) consolidates its outstanding Common Shares into a smaller number of Common Shares;

          the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or consolidation will be, in the case of the events referred to in subclauses (i) and (ii) above, decreased in proportion to the number of outstanding Common Shares resulting from such subdivision or dividend, or, in the case of the event referred to in subclause (iii) above, increased in proportion to the number of outstanding Common Shares resulting from such consolidation. Upon any adjustment of the Exercise Price pursuant to subclause (ii) or (iii) above, the number of Common Shares subject to the right of purchase under any Stock Option will be contemporaneously adjusted by multiplying the number of Common Shares which theretofore may have been purchased under such Stock Option by a fraction of which the numerator will be the respective Exercise Price in effect immediately prior to such adjustment and the denominator will be the respective Exercise Price resulting from such adjustment. Such adjustments will be made successively whenever any event listed above occurs such that the excess of the aggregate Current Market Value over the Stock Option Exercise Price immediately after such dividend, distribution or consolidation is not more than it was immediately before such dividend, distribution or consolidation. Any dividend or distribution on the Common Shares in Common Shares will be deemed to have been issued or made immediately prior to the time of the record date for such dividend or distribution for purposes of calculating the number of outstanding Common Shares under subclauses 15 (b) and (c) below:

     b. In the case the Corporation fixes a record date for the issuance of rights or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities) at a price per Common Share (or having a conversion price per Common Share) less than the Current Market Value of a Common Share on such record date, the Exercise Price for Non-qualified Options will be adjusted immediately thereafter so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator will be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered (or the aggregate conversion price of the Convertible Securities to offered) by such Current Market Value per Common Share and of which the denominator will be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the Convertible Securities so offered are convertible). Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such rights or warrants are not so issued or such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would then be in effect based upon the number of Common Shares (or Convertible Securities) actually delivered upon the exercise of such rights or warrants, as the case may be. No adjustment will be made to the Exercise Price of ISOs:

     c.   If  the  Corporation   fixes  a  record  date  for  the  making  of  a
          distribution to all holders of its Common Shares:

          (i) of shares of any class not included in the definition of Common Shares; or

          (ii) of evidences of its indebtedness; or

          (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in clause (a) above); or

          (iv) of rights or warrants (excluding those referred to in clause (b) above),

          then in each such case the Exercise Price for Non-qualified Options will be adjusted immediately thereafter so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator will be the total number of Common Shares outstanding multiplied by the Current Market Value per Common Share on such record date, less the fair market value (as determined by the Board of Directors whose determination will be final) of said shares or evidences of indebtedness or assets or right or warrants so distributed, and of which the denominator will be the total number of Common Shares outstanding multiplied by such Current Market Value per Common Share. Common Shares owned or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based upon the said Common Shares or evidences of indebtedness or assets or rights or warrants actually distributed. No adjustment will be made to the Exercise Price of ISOs;

     d. In any case in which this clause requires that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the Optionee exercising his Stock Options after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment; provided, however, that the Corporation will deliver to such Optionee an appropriate instrument evidencing such Optionee's rights to receive such additional Common Shares, upon the occurrence of the event requiring such adjustment; and

     e. No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least five percent in such price.

     f. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding Common Shares

          (i) by reason of a share dividend, split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

          (ii) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity, the number and class of Common Shares subject to each outstanding ISO, and the exercise price of each outstanding ISO shall be automatically adjusted to accurately and equitably reflect the effect of such change. Such adjustment shall in no event give any Optionee any additional benefits nor increase the aggregate ratio of the Exercise Price to the Current Market Value of the Common Shares subject to the Stock Option. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved Common Shares or the number of Common Shares subject to any outstanding ISO shall be automatically reduced by any fraction which results from any adjustment made pursuant to this Section.

16.  Option Agreement

     A written agreement will be entered into between the Corporation and each Optionee to whom a Stock Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the Exercise Price, the Vesting Dates, the Expiry Date and any other terms approved by the Committee, all in accordance with the provisions of this Plan. The agreement will be in the form of agreements attached hereto or in such other form as the Committee may from time to time approve or authorize the officers of the Corporation to enter into and may contain such terms as may be considered necessary in order that the Stock Option will comply with any provisions respecting Stock Options in the income tax or other laws in force in any country or jurisdiction of which the person to whom the Stock Option is granted from time to time is a resident or citizen of, or the rules of any regulatory body having jurisdiction over the Corporation. More than one Option may be granted to the same employee, officer, director, or service provider and be outstanding concurrently. In the event an eligible individual is granted both one or more Incentive Stock Options and one or more Non-qualified Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Stock Option grants and one for each of the Non-qualified Option grants.

17.  Amendment or Discontinuance of Plan

     The Board of Directors of the Corporation may amend or discontinue this Plan at any time; provided, however, that no such amendment may, without the consent of the Optionee, alter or impair any Stock Option previously granted to an Optionee under this Plan except as may be necessary for any ISO to comply with the requirements of Section 422 of the Code or with respect to any Stock Option to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For purposes of complying with changes in the Code or ERISA, the Board of Directors may amend, modify, suspend or terminate the Plan at any time. For purposes of meeting or addressing any other changes in legal requirements or any other purpose, the Board of Directors may amend, modify, suspend or terminate the Plan only once every six (6) months. Subject to changes in law or other legal requirements, including any changes in the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, that would permit otherwise, the Plan may not be amended without approval of the shareholders of the Corporation (as provided in Rule 16b-3) to (a) increase the aggregate number of shares as to which Options may be granted under the Plan; (b) increase the maximum period during which Options may be exercised; (c) amend the Plan more frequently than once every six (6) months other than to conform with changes in the Code; (d) materially modify the requirements as to eligibility for participation in the Plan; or (e) materially increase the benefits accruing to Optionees under the Plan. No Stock Option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension or termination shall, without an Optionee's consent, alter or impair, other than as provided in the Plan and the Optionee's Agreement, any of the rights of obligations under any Stock Option previously granted to such Optionee under the Plan.

18.  Common Shares Duly Issued

     Common Shares issued upon the exercise of a Stock Option granted hereunder will be validly issued and allotted as fully paid and non-assessable upon payment thereof in accordance with the terms of the particular agreement and this Plan and the issuance of Common Shares thereunder will not require a resolution or approval of the Board of Directors of the Corporation. No Common Shares shall be issued under the Plan unless counsel for the Corporation shall be satisfied that such issuance will be in compliance with applicable United States federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable United States federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

19.  Prior Plans

     This Plan shall entirely replace and supersede all prior share option plans, if any, enacted by the Board of Directors of the Corporation or its predecessor corporation including, without limitation, the share option plan (the "Previous Plan") approved by the Board of Directors as of May 25, 1992 and approved by the shareholders of the Corporation as of June 30, 1992. Notwithstanding the foregoing, all agreements entered into pursuant to the Previous Plan and remaining outstanding on the effective date of this Plan continue with full force and effect under this Plan.

20.  Right to Terminate Employment

     Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ of the Corporation or a Subsidiary, or interfere in any way with the rights of the Corporation or Subsidiary to terminate his employment any time.

21.  Liability of Corporation

     Neither the Corporation, its Subsidiaries, its directors, officers or employees nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Stock Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of (1) any claim, loss, damage, or expense (including attorneys' fees), (2) the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Corporation), (3) amounts paid in satisfaction of a judgment (except that no indemnification shall be allowed under this Section for a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law. In addition neither the Corporation, its directors, officers, or employees, nor any of the Corporation's Subsidiaries shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

22.  Severability

     If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

23.  Notice

     Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Section, or if by courier, twenty-four (24) hours after it is sent, addressed as described in this Section. The Corporation or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Corporation and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

24.  Effective Date and Termination Date

     This Plan is effective from August 9, 1995 subject to confirmation by all necessary shareholder and regulatory approvals. If this Plan is not approved by the holders of a majority of the votes entitled to be voted at a meeting of holders of outstanding shares of equity securities of the Corporation no later than August 9, 1996, this Plan and the Option (s) granted under the Plan shall be null and void. This Plan shall terminate on August 9, 2005, after which options may no longer be granted pursuant hereto.